UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2017

VERSAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-9309	54-0852979
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center Springfield, Virginia 22151
(Address of principal executive offices)
(Zip Code)

(703) 750-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01
Other Events.

Anthony L. Otten, the Chief Executive Officer of Versar, Inc. (the ?Company?) plans to make a presentation at the Sidoti & Company Spring 2017 Convention on March 29, 2017. Mr. Otten will be presenting information regarding the Company?s most recently reported financial results, as previously disclosed in the recently filed Annual Report for the fiscal year ended July 1, 2016, as well as the Company?s business outlook.

A copy of the presentation is filed with this report as Exhibit 99.1 and is incorporated by reference herein. The foregoing description of the presentation does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.

Also on March 29, 2017, the Company issued a press release announcing Mr. Otten?s presentation at the Sidoti & Company Spring 2017 Convention. The press release also announced that the Company had received an audit opinion containing a going concern explanation in connection with the audited financial statements of the Company for the fiscal year ended July 1, 2016. A copy of the press release is attached as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Presentation dated March 29, 2017
99.2	Press Release issued on March 29, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 29, 2017	VERSAR, INC.

	By:	/s/ James D. Villa
James D. Villa
Senior Vice President and General Counsel